101 N. MAIN, SUITE 430
DICKINSON                                       ANN ARBOR, MICHIGAN
   WRIGHT  PLLC                                                48104-5507
    ----------                                  TELEPHONE: (734)

                                                FACSIMILE:   (734)
                                                http://www.dickinson-wright.com

                                                THOMAS D. HAMMERSCHMIDT JR.
                                                thammers@dickinson-wright.com
March 13, 2000                                  (734) 623 -7080


First Investors Management Company, Inc.
95 Wall Street
New York, NY 10005-4297

      RE:   FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related prospectus and Statement of Additional Information.

                                          Very truly yours,

                                          DICKINSON WRIGHT PLLC

                                          /s/ Thomas D. Hammerschmidt Jr.
                                          Thomas D. Hammerschmidt Jr.